    As Filed with the Securities and Exchange Commission on March 17, 1999

                                                    Registration No. 333-51079
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                            POST-EFFECTIVE AMENDMENT

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              COVALENT GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

                 Nevada                               56-1668867
      (State or Other Jurisdiction                 (I.R.S. Employer
          of Incorporation or                       Identification
             Organization)                              Number)

                         One Glenhardie Corporate Center
                          1275 Drummers Lane, Suite 100
                            Wayne, Pennsylvania 19087
                                 (610) 975-9533
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  Bruce LaMont
                      President and Chief Executive Officer
                              Covalent Group, Inc.
                         One Glenhardie Corporate Center
                          1275 Drummers Lane, Suite 100
                            Wayne, Pennsylvania 19087
                                 (610) 975-9533
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------
                                 WITH A COPY TO:

                            Paul T. Porrini, Esquire
                               Pepper Hamilton LLP
                         1235 Westlakes Drive, Suite 400
                         Berwyn, Pennsylvania 19312-2401
                                 (610) 640-7800
                                 ---------------

  Approximate date of commencement of proposed sale to public: Not applicable.

                                 ---------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          DEREGISTRATION OF SECURITIES

     Pursuant to a Registration Statement on Form S-3 (File No. 333-51079) filed with the Securities and Exchange Commission on April 27, 1998 and amended by Amendments No. 1, 2 and 3 to Registration Statement filed on July 15, 1998, August 13, 1998 and August 31, 1998, respectively (the "Registration Statement"), Covalent Group, Inc., a Nevada corporation (the "Registrant") registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 405,000 shares of the Registrant's common stock, par value $.001 per share (the "Shares"), issuable upon exercise of certain options and warrants previously issued by the Registrant.

     As of December 31, 1998, the date upon which, pursuant to its terms, the offering of the Shares terminated, the selling stockholders named in the Registration Statement had sold 55,000 Shares. Accordingly, this Post-Effective Amendment No. 1 is being filed by the Registrant to deregister the remaining 350,000 Shares which were not sold in the offering. This Post-Effective Amendment No. 1 is being filed in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on March 17, 1999.

                                     COVALENT GROUP, INC.


                                     By: /s/ Bruce LaMont
                                        ---------------------------
                                        Bruce LaMont,
                                        President and Chief Executive Officer